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                                                                EXHIBIT 99(a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                       SAVANNAH FOODS & INDUSTRIES, INC.

  This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.25 per share (the "Shares"), of Savannah Foods & Industries, Inc., a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach Wachovia Bank, N.A. (the "Paying Agent") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Paying Agent. See Section 3 of the Offer to Purchase.

                      THE PAYING AGENT FOR THE OFFER IS:

                              WACHOVIA BANK, N.A.


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
If Delivery is by Mail:   By Overnight Courier:               By Hand:                For New York Drop:
  Wachovia Bank, N.A.      Wachovia Bank, N.A.           Wachovia Bank, N.A.          Wachovia Bank, N.A.
       Corporate        Corporate Reorganizations  Shareholder Services Department        c/o Boston
    Reorganizations        70 Campanelli Drive         Wachovia East Building           EquiServe L.P.
    P. O. Box 9061         Braintree, MA 02184                2nd Floor            Corporate Reorganizations
   Boston, MA 02205                                    301 North Church Street            55 Broadway
                                                           Winston-Salem,                 Third Floor
                                                              NC 27101                New York, NY 10006

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                                 By Facsimile:
                         (Eligible Institutions Only)
                                (910) 770-4832
                      Confirmation Number: 1-800-633-4236

  DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.
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Ladies and Gentlemen:

  The undersigned hereby tenders to IHK Merger Sub Corporation, a Delaware corporation (the "Purchaser"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 18, 1997 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: _____________ Shares    Name(s) of Record Holder(s): _________
Certificate No(s). (if available):        --------------------------------------
--------------------------------------    Address(es): _________________________
--------------------------------------

                                          --------------------------------------
If Share(s) will be tendered by book-     --------------------------------------
entry transfer, check one box.            Area Code and Telephone Number(s): ___

                                          --------------------------------------
[_] The Depository Trust Company

                                          Signature(s): ________________________
[_] Philadelphia Depository Trust         --------------------------------------
Company

                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (NOTE TO BE USED FOR SIGNATURE GUARANTEE)

   The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby (1) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (2) guarantees to deliver to the Paying Agent, at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

 -------------------------------------    -------------------------------------
             Name of Firm                         (Authorized Signature)
 -------------------------------------    -------------------------------------
                Address                                   Title
 -------------------------------------

                                           Name: _______________________________
 -------------------------------------            (Please type or print)
    Area Code and Telephone Number         Date: _______________________________


      NOTE: DO NOT SEND SHARE CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL.